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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of WRC Media Inc. and its subsidiaries and Weekly Reader Corporation and its subsidiaries for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned in his capacity as an officer of the registrant, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act OF 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


(2) The information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company for the periods presented in the report.


Date: November 15, 2004




/s/ Martin E. Kenney, Jr.
--------------------------------------------
Martin E. Kenney, Jr.
Chief Executive Officer, WRC Media Inc.
and CompassLearning, Inc. and EVP, Weekly
Reader Corporation

/s/ Robert S. Yingling
--------------------------------------------
Robert S. Yingling
Chief Financial Officer
WRC Media Inc. and Weekly Reader Corporation




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